FOR IMMEDIATE RELEASE
Date:	6/25/2010
Contact:	BARBARA R. THURESON
(912) 629-6622
barbara.thureson@savb.com

THE SAVANNAH BANCORP ANNOUNCES ACQUISITION OF FIRST NATIONAL BANK’S DEPOSITS

Savannah, Georgia, June 25, 2010 --- The Savannah Bancorp (NASDAQ: SAVB) announced today that its subsidiary, The Savannah Bank, N.A., has entered into a definitive agreement with the Federal Deposit Insurance Corporation to assume all of the deposits of First National Bank, Savannah, Georgia, a full-service bank which had four branch offices, three in Chatham County and one in Bryan County. The Office of the Comptroller of the Currency closed First National Bank, and the Federal Deposit Insurance Corporation (FDIC) was named Receiver.  As a result of the acquisition, The Savannah Bank, N.A. will assume all deposits of the failed institution, approximately $231.9 million as of March 31, 2010.

All branches of the former First National Bank will reopen on Monday, June 28, 2010 as branches of The Savannah Bank, N.A. Depositors of First National Bank will automatically become depositors of The Savannah Bank, N.A. and deposits will continue to be insured by the FDIC under normal guidelines.  Customers should continue to use their existing branch until they receive notice from The Savannah Bank, N.A. that it has completed systems changes to allow other The Savannah Bank branches to process their accounts as well.

John Helmken, President and Chief Executive Officer of The Savannah Bancorp, commented, “Our Company, through our The Savannah Bank and Bryan Bank & Trust subsidiaries, has been serving the Savannah and Richmond Hill communities for over 20 years. We are delighted to welcome the customers of First National Bank to our family and look forward to serving them in the manner that our existing customers have enjoyed for years.  We are excited about expanding our relationships in our communities.”

“As the largest community bank in Savannah and with our recent successful capital raise, we are pleased to be in a position to purchase both insured and uninsured deposits to ensure that no one in the Savannah community loses any money”, added Holden Hayes, President of The Savannah Bank.

The Savannah Bancorp, a bank holding company for The Savannah Bank, N.A., Bryan Bank & Trust and Minis & Company, is headquartered in Savannah, Georgia and began operations in 1990.  Its primary businesses include loan, deposit, trust, asset management, and mortgage origination services provided to local customers. The Savannah Bank, N.A. has six offices in Chatham County and two offices in Beaufort County, South Carolina. Bryan Bank & Trust operates two offices in Richmond Hill.

Forward Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements identified by words or phrases such as "potential," "opportunity," "believe," "expect," "anticipate," "current," "intention," "estimate," "assume," "outlook," "continue," "seek," "plans," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. These statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. There can be no assurance that these transactions will occur or that the expected benefits associated therewith will be achieved. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond our ability to control or predict. These factors include, but are not limited to, those found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

CONTACT:        The Savannah Bancorp
                            John C. Helmken II, President and CEO
                             912-629-6486
                            Michael W. Harden, Jr., Chief Financial Officer
                             912-629-6496